UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2013

DM Products, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-0460095
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2458 Walnut Creek, CA 94595
(Address of principal executive offices)

(925) 943-2090
(Issuer’s telephone number)

__________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 29, 2013 a majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one hundred eighty eight in which each shareholder will be issued one common share in exchange for every one hundred eighty eight common shares of their currently issued common stock.

Prior to approval of the reverse split we had a total of 306,399,011 issued and outstanding shares of common stock, par value $0.001.  On the effective date of the reverse split, we will have a total of 1,629,463 issued and outstanding shares of common stock, par value $0.001.  New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Change that was filed with the Nevada Secretary of State on June 10, 2013 is attached hereto as Exhibit 3.1 and is incorporated by reference herein

In connection with the reverse split, we have the following new CUSIP number: 255892 200. On July 15, 2013, FINRA completed its review of the reverse split, and communicated to us an effective date of July 17, 2013.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                           DM Products, Inc.

Date: July 16, 2013
By: /s/Kurtis L. Cockrum
Name: Kurtis Cockrum
Title: President